Exhibit 99.2

CRANE CO.

Non-GAAP Financial Measures

(in millions)

	Estimated Year Ended December 31,
	2005		2006
Cash provided from operating activities before asbestos-related payments	$190		$240
Asbestos-related payments	(45	)(a)	(45)
Refund associated with termination of the Master Settlement Agreement	10		—

Cash provided from operating activities	155		195
Less: Capital expenditures	(25)		(30)

Free cash flow	$130		$165

(a)	Includes approximately $5.0 million of administrative expenditures related to the Master Settlement Agreement.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.